UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2016

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Avenue Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 305-2410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2016, InspireMD, Inc. (the “Company”) appointed Agustin V. Gago as executive vice president and chief commercial officer of the Company, effective as of the same date. The initial term of Mr. Gago’s employment as the executive vice president and chief commercial officer of the Company ends on October 23, 2018, unless earlier terminated or extended for additional one-year periods on October 23, 2018, and on each and every October 23 thereafter, provided that either party may elect not to extend the term of the employment by prior written notice at least two months prior to the expiration date or the next renewal date.

Mr. Gago, 57, has over 25 years of experience in building profitable international commercial, sales and marketing organizations. Before joining the Company, Mr. Gago served as a principal at Dash International, LLC, a consulting firm he founded in 2013, advising senior management of major medical device companies on business strategy. From 2009 to 2013, Mr. Gago served as chief commercial officer at Delcath Systems, Inc. (NASDAQ: DCTH), an interventional oncology company, creating its direct and contract sales forces as well as a distributor infrastructure serving Europe, Asia and South America. From 2011 to 2013, Mr. Gago also served as a director of Delcath Systems, Inc.’s subsidiary in Galway, Ireland. From 2008 to 2009, Mr. Gago was vice president of international oncology surgery sales at AngioDynamics, Inc. (NASDAQ: ANGO), a provider of minimally invasive medical devices for cardiology vascular disease and oncology. Mr. Gago also worked from 1998 to 2008 in various leadership roles at E-Z-EM, Inc. (acquired by Bracco Diagnostics Inc.), a global manufacturer of medical devices and contrast agents for gastrointestinal imaging, and served as a director of E-Z-EM, Inc.’s subsidiaries in the United Kingdom and the Netherlands, eventually being appointed as vice president of global gastrointestinal business and vice president of international operations of E-Z EM, Inc. Mr. Gago received a bachelor of science degree in business management from Hofstra University.

In connection with Mr. Gago’s appointment as the executive vice president and chief commercial officer, the Company entered into an employment agreement, dated October 24, 2016, with Mr. Gago (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Gago is entitled to an annual base salary of $275,000, which shall automatically increase to $300,000, effective as of January 1, 2018. Mr. Gago is eligible to receive an annual bonus in an amount up to 50% of his then-base salary, commencing in 2017, based upon the achievement of reasonable target objectives and performance goals as may be determined by the president and chief executive officer of the Company and approved by the board of directors after consultation with Mr. Gago. The target objectives shall be based 60% on revenue achievement, 20% on marketing objectives, and 20% on corporate objectives. In addition, in the event that Mr. Gago and his team shall exceed quarterly revenue targets determined by the president and chief executive officer of the Company and approved by the board of directors after consultation with Mr. Gago, Mr. Gago may receive additional escalating amounts included as part of the annual bonus based upon the payment scales determined by the president and chief executive officer of the Company and approved by the board of directors after consultation with Mr. Gago. Mr. Gago will receive a one-time bonus of $25,000 in the event that the Company’s net sales for the fourth quarter of 2016 exceed the Company’s current forecast by at least 20%. Mr. Gago is also entitled to a one-time bonus of $25,000, payable on or before November 15, 2016. The Company will make applicable payroll deductions and tax withholdings from each of the foregoing amounts prior to making the payments to Mr. Gago. In addition, pursuant to the Employment Agreement, on October 24, 3016, Mr. Gago was granted (i) a stock option to purchase 13,441 shares of the Company’s common stock at an exercise price of $1.86, vesting on the first anniversary of the date of grant (subject to forfeiture upon termination of employment); and (ii) a stock option to purchase 32,000 shares of the Company’s common stock at an exercise price of $1.86, vesting in equal installments on the first and second anniversary of the date of grant, each subject to the terms and conditions of the InspireMD, Inc. 2013 Long-Term Incentive Plan, as amended (or any successor plan thereto) (the “Plan”) and the Company’s form of option award agreement. Mr. Gago may also be eligible to receive certain stock options or similar stock-based rights as set forth separately in those certain agreements and subject to the terms and conditions of the Plan.

Either party may terminate the agreement at any time, provided that Mr. Gago provides 90 day’s prior written notice to the Company of his voluntary resignation and the Company provides 90 days’ prior written notice of termination by the Company without cause (as defined in the Employment Agreement) to Mr. Gago. In addition, the Company may terminate Mr. Gago’s employment for cause, after a 30 day cure period, if the circumstances are curable. If the Company terminates Mr. Gago’s employment without cause or Mr. Gago’s death, Mr. Gago is entitled to (A) any unpaid base salary accrued through the termination date, any accrued and unpaid vacation pay and any unreimbursed expenses properly incurred prior to the termination date; (B) a severance pay equal to Mr. Gago’s base salary for 12 months; (C) any earned but unpaid annual bonus relating to the calendar year prior to the calendar year in which the termination date occurs; and (D) to the fullest extent permitted by the Company’s then-current benefit plans, continuation of certain insurance benefits for the lesser of 12 months after termination of employment or until Mr. Gago secures coverage from new employment. Mr. Gago has no specific right to terminate the Employment Agreement as a result of a change in control (as defined in the Plan); however, if following a change in control, during the term of Mr. Gago’s employment, if the Company terminates Mr. Gago without cause, or the purchaser or surviving entity following the change in control does not offer Mr. Gago a comparable offer of employment, all stock options or similar stock-based rights granted to Mr. Gago shall vest in full and become immediately exercisable.

The Employment Agreement also contains certain noncompetition, non-solicitation, non-disparagement, confidentiality and assignment of work product requirements for Mr. Gago.

The foregoing descriptions of the stock options granted to Mr. Gago and the Employment Agreement are qualified in their entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On October 26, 2016, the Company issued a press release announcing the appointment of Mr. Gago as the Company’s executive vice president and chief commercial officer. A copy of such press release is attached hereto as Exhibit 99.1.

On October 27, 2016, the Company issued a press release announcing that 12-month follow up data from PARADIGM-101 study will be discussed in two presentations at the Transcatheter Cardiovascular Therapeutics (TCT) 2016 scientific symposium to be held from October 29 to November 2, 2016, in Washington, D.C. A copy of such press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated October 24, 2016, by and between InspireMD, Inc. and Agustin Gago
99.1	Press release dated October 26, 2016
99.2	Press release dated October 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: October 27, 2016	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer